Exhibit 99.1

Noventiq and Corner Growth Acquisition Corp. File Form F-4 Ahead of Proposed Nasdaq Listing

LONDON and PALO ALTO, Calif. – January 2, 2024 – Noventiq Holdings PLC (“Noventiq”), a global digital transformation and cybersecurity solutions and services provider, and Corner Growth Acquisition Corp. (Nasdaq: COOL) (“Corner Growth”), a special purpose acquisition company led by veteran technology investors (“Sponsors”), today filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-4 (the “F-4”) in connection with the previously announced proposed Business Combination (as defined below).

•	On May 4, 2023, Noventiq and Corner Growth entered into a business combination agreement that is expected to result in the combined company being listed on Nasdaq under the symbol "NVIQ".
•	In advance of the F-4 filing, Noventiq recently completed a Public Company Accounting Oversight Board (“PCAOB“) audit on its financial statements for FY22 and FY23 (12 months ended March 31, 2022, and 2023).
•	The company delivered revenue in FY23 of $401.8 million, an increase of 62.2% on a reported currency basis and 70.7% in constant currency. Gross profit was $176.1 million, an increase of 50.9% on a reported currency basis, and 60.6% in constant currency.
•	Noventiq recently announced that it is joining the Microsoft Intelligent Security Association, strengthening its commitment to cybersecurity, designed for end-to-end solutions to empower clients to safeguard their data, infrastructure, and applications, proactively detecting and thwarting threats.
•	Noventiq recently entered into a multi-year Strategic Collaboration Agreement (SCA) with Amazon Web Services (AWS). This collaboration builds on the long-standing relationship between the two parties to further support their customers to migrate and modernize their IT workloads and data to the cloud and leverage AWS’ plethora of innovative services.
•	As part of its investment in AI technologies, Noventiq recently launched Weaver Peer, a knowledge-based AI assistant, designed and built in-house by Noventiq subsidiary, Intellya. As an extension of the Weaver platform, Weaver Peer represents another milestone in the breadth of AI capabilities offered by Noventiq and will be available globally to support businesses on their digital transformation journey.
•	As previously disclosed, the company has completed its re-domiciliation to the Cayman Islands, and as a closing condition of the transaction, has successfully delisted from the London Stock Exchange (“LSE”) and Moscow Exchange (“MoEX”).

Hervé Tessler, CEO of Noventiq, said:

“We are transforming our business at speed and scale, and the filing of our F-4 represents a significant milestone in our path towards a Nasdaq listing and broader participation for public investors. We are investing significantly in our business and our people, further expanding our capabilities and competitive reach to deliver digital transformation and cyber security solutions in high-growth emerging markets. As we look ahead, we are excited by the opportunity to drive substantial value for all our stakeholders including our customers, our people, our shareholders, our partners and the communities in which we operate.”

Marvin Tien, Co-Chairman & CEO of Corner Growth, said:

“We are excited to be taking this next step towards the public markets. We see digital transformation and cybersecurity solutions and services as forces driving global change with a long runway of robust demand. Noventiq, with its strong market position and focus on India and other high growth emerging markets, is positioned to bring this digital transformation to global customers. As a NASDAQ listed company, Noventiq is bringing compliance, transparency and financing capabilities to its universe of current customers and partners and opens the door to new ones. We firmly believe that Noventiq, with their deep industry experience and innovative culture, will be a leader in addressing this large and growing market opportunity.”

Background Information on the Business Combination Agreement

The board of directors of Noventiq has continually evaluated the best options designed toward ensuring that the fundamental value of Noventiq is properly reflected by the market.

On May 4, 2023, Noventiq and Corner Growth entered into a business combination agreement that is expected to result in the combined company (“Combined Company”) being listed on Nasdaq under the symbol “NVIQ”. On December 29, 2023, Noventiq and Corner Growth entered into an Amended and Restated Business Combination Agreement (the “Business Combination Agreement”), by and among Noventiq, Corner Growth, Noventiq Holding Company (“PubCo”), Noventiq Merger Sub 1 Limited and Corner Growth SPAC Merger Sub, Inc., which (i) contemplates a “double-dummy” structure under which both Noventiq and Corner Growth would merge with subsidiaries of a newly formed parent company expected to be listed on Nasdaq, (ii) reduces the equity valuation of Noventiq from $877 million to $330 million (this equity valuation is based on targeted results for the fiscal year ending March 31, 2024 of at least $1.9 billion of gross sales, approximately $200 million of gross profit and approximately $40 million of Adjusted EBITDA), and (iii) extends the outside date for the closing of the Business Combination from May 4, 2024 to June 30, 2024. The proposed business combination (“Business Combination”) is expected to provide Noventiq with improved access to new sources of capital, accelerate M&A opportunities, and enhance its reach and capabilities in fast-growing technology development in cybersecurity, generative AI, and other high-margin solutions and tools.

Further to the announcement on January 24, 2023 of its intention to re-domicile the company from Cyprus to the Cayman Islands: Re-domiciliation, shareholders approved all resolutions in relation to the transaction at the general meeting held on February 15, 2023: GM Result February 15, 2023. Noventiq completed the re-domiciliation, effective July 26,

2023: Re-domiciliation completion.

Further to the announcement made by the Company on June 22, 2023, the cancellation of the listing of the Company’s GDRs on the LSE and MoEX became effective on July 26, 2023, and September 27, 2023 respectively. Delisting on LSE and MoEX is a condition of the business combination with Corner Growth Acquisition Corp, and given the multiple trading venues involved, the Company initiated the process in June as a natural step to ensure completion in a timely manner with no impact completion of the business combination.

No Offer or Solicitation

This communication relates to the proposed Business Combination between Noventiq and Corner Growth. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information and Where to Find It

In connection with the Business Combination, Noventiq and Corner Growth have filed with the SEC a Registration Statement on Form F-4 (as may be amended from time to time, the "Registration Statement"), which includes a preliminary prospectus and preliminary proxy statement. Corner Growth will mail a definitive proxy statement, definitive prospectus and other relevant documents to its shareholders when the Registration Statement is declared effective. This communication is not a substitute for the Registration Statement, the definitive proxy statement, the definitive prospectus or any other document that Corner Growth will send to its shareholders in connection with the Business Combination. Investors and security holders of Corner Growth are advised to read, when available, the proxy statement in connection with Corner Growth's solicitation of proxies for its special meeting of shareholders to be held to approve the Business Combination (and related matters) because the proxy statement will contain important information about the Business Combination and the parties to the Business Combination. The definitive proxy statement will be mailed to shareholders of Corner Growth as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC's website www.sec.gov or by directing a request to: ryan.flanagan@icrinc.com.

Participants in the Solicitation

Corner Growth, Noventiq and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Corner Growth's shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Corner Growth's directors and officers in Corner Growth's filings with the SEC including the Registration Statement to be filed with the SEC by Corner Growth, which will include the proxy statement Corner Growth for the Business Combination, and such information and names of Noventiq's directors and executive officers will also be in the Registration Statement filed with the SEC by Corner Growth, which will include the proxy statement of Corner Growth for the Business Combination.

About Noventiq

Noventiq (Noventiq Holdings PLC) is a leading global solutions and services provider in digital transformation and cybersecurity, headquartered in London. The company enables, facilitates, and accelerates digital transformation for its customers’ businesses, connecting over 80,000 organizations across a comprehensive range of industries with more than 500 vendors and delivering its own services and proprietary solutions.

In the year ended March 31, 2023, Noventiq's revenue was $402 million an increase of 62% in reported currency, and 71% on a constant currency basis. Gross profit was $176 million, an increase of 51% in reported currency, and 61% in constant currency. The company’s growth is underpinned by its three-dimensional strategy to expand its market penetration, product portfolio, and sales channels. The strategy is supported by an active approach to M&A which enables Noventiq to take advantage of the ongoing consolidation in the industry. With approximately 6,400 employees globally, Noventiq transacts in approximately 60 countries with significant growth potential (including in Latin America, EMEA and APAC, including India).

About Corner Growth Acquisition Corp.

Corner Growth Acquisition Corp. (Nasdaq: COOL) is a special purpose acquisition company (SPAC) focused on partnering with a high growth technology company. Corner Growth’s mission is to deliver value to its investors by providing a compelling alternative to a traditional public offering. Corner Growth is uniquely positioned to deliver on its value-add approach given its management team’s history, experience, relationships, leadership and track record in identifying and investing in disruptive technology companies across all technology verticals.

Corner Growth also brings a group of highly respected investment professionals, with strong track records and deep individual experience in SPAC and de-SPAC processes, a rolodex of premier public market investors, and a team of advisors who offer experience and access to networks across a broad functional and physical geography.

Forward Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “target,” “aim,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination between Corner Growth and Noventiq, the estimated or anticipated future results and benefits of the Combined Company following the Business Combination, including the likelihood and ability of the parties to successfully consummate the Business Combination, future opportunities for the Combined Company, statements regarding Noventiq's future financial position, and other statements that are not historical facts. These statements are based on the current expectations of Corner Growth’s management and/or Noventiq’s management, as applicable, and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Corner Growth and Noventiq. These statements are subject to a number of risks and uncertainties regarding Noventiq’s business, Corner Growth’s businesses and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the inability of the parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; the risk that the approval of the shareholders of Corner Growth or Noventiq for the potential transaction is not obtained; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of Corner Growth or Noventiq; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the ability of the Combined Company to grow and manage growth profitably and retain its key employees; the amount of redemption requests made by Corner Growth’s shareholders; the inability to obtain or maintain the listing of the post-acquisition company’s securities on Nasdaq following the Business Combination; costs related to the Business Combination; the impact of competitive products and pricing on Noventiq; Noventiq’s ability to offer the products and services of its key vendors, particularly Microsoft, for sale to customers and to earn incentives on such sales; demand for Noventiq’s services and solutions; the ability of Noventiq to achieve operating synergies from acquired businesses; the successful integration of acquired businesses; breaches in cybersecurity or disruption to IT systems; Noventiq’s ability to attract, hire, train and retain experienced personnel; fluctuations in currency exchange rates; the ability to comply with the laws and regulations across the markets in which Noventiq operates and the effectiveness of its internal controls, procedures, compliance systems and risk management systems; other risks and uncertainties detailed in the F-4; and those factors discussed in Corner Growth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, in Corner Growth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and other filings with the SEC. If any of these risks materialize or if assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Corner Growth and/or Noventiq presently do not know or that Corner Growth and/or Noventiq currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide the expectations, plans or forecasts of future events and views of Corner Growth and/or Noventiq as of the date of this communication. Corner Growth and Noventiq anticipate that subsequent events and developments will cause their assessments to change. However, while Corner Growth and/or Noventiq may elect to update these forward-looking statements at some point in the future, Corner Growth and Noventiq specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Corner Growth’s and/or Noventiq’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Disclaimer

The financial information included in this communication comprises financial information for the years ended March 31, 2023 and 2022 derived from the audited financial statements of Noventiq. This communication includes certain non-IFRS financial measures, such as gross sales and Adjusted EBITDA which are defined in the F-4. These non-IFRS financial measures may not be comparable to similarly titled measures presented by other companies, nor should they be construed as an alternative to other financial measures determined in accordance with IFRS. Certain figures contained in this communication, including financial information, have been subject to rounding adjustments (and, in certain circumstances, may not conform exactly to the total figure given).

Noventiq Contacts

Investors:

Steven Salter

VP Corporate Affairs

IR@noventiq.com

Media:

Rocio Herraiz

Global Head of Communications

pr@noventiq.com

Corner Growth Contacts

Investors:

Ryan Flanagan, ICR

ryan.flanagan@icrinc.com

Media:

Brian Ruby, ICR

Brian.ruby@icrinc.com